SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2023

ARES ACQUISITION CORPORATION II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41691	98-1592112
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Park Avenue, 44th Floor New York, NY	10167
(Address of principal executive offices)	(Zip Code)

(310) 201-4100

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-half of one redeemable warrant	AACT.U	New York Stock Exchange
Class A Ordinary Shares	AACT	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	AACT WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2023, Ares Acquisition Corporation II (the “Company”) appointed Brad Coleman as a new director of the Company. Mr. Coleman has been appointed to serve on the audit committee, the compensation committee and the nominating committee of the Company, with such appointment effective upon him becoming a director of the Company.

Mr. Coleman has over three decades of professional experience in the Alternative Asset Sector and GP Solutions. Mr. Coleman currently serves as an independent advisor to alternative asset managers and is a Senior Advisor to Hunter Point Capital. Previously, Mr. Coleman served as Managing Director and Head of GP Coverage at Hunter Point Capital from April 2021 to December 2022. Prior to his role at Hunter Point Capital, Mr. Coleman accumulated over 30 years of investment banking and capital markets experience at Citi and its predecessor firms, primarily focusing on Private Equity, the Alternative Asset Sector, and GP Solutions. From August 1988 to March 2021, Mr. Coleman served in various roles at Salomon Brothers and Citi, including Global Head of Asset Managers/Alternative Assets from May 2008 to January 2017 and Chairman of Global Asset Managers from February 2017 to March 2021. Mr. Coleman holds a bachelor’s degree in Accounting from SUNY Albany and an MBA in Finance and Marketing from the University of Chicago, Booth School of Business.

The Company believes that Mr. Coleman is well qualified to serve on its board of directors due to his extensive global origination and execution experience spanning various industries, including M&A, leveraged finance, equities, derivatives, and GP-related transactions.

The board of directors of the Company has affirmatively determined that Mr. Coleman meets the applicable standards for an independent director under both the rules of the New York Stock Exchange and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Mr. Coleman will be compensated $150,000 annually by the Company for his services as a director.

In connection with this appointment, Mr. Coleman is expected to enter into an indemnity agreement and a letter agreement with the Company on the same terms as the indemnity agreements and letter agreement entered into by the directors and officers of the Company at the time of the Company’s initial public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2023	ARES ACQUISITION CORPORATION II

	By:	/s/ Anton Feingold
Name: Anton Feingold
Title: Secretary